EXHIBIT 99.1

Gevity Reports Third Quarter 2008 Operating Results

BRADENTON, Fla., Nov. 5, 2008 (GLOBE NEWSWIRE) -- Gevity (Nasdaq:GVHR), which serves as the full-service human resources department for small- and mid-sized businesses, today reported a third quarter 2008 loss from continuing operations of $1.8 million, or $0.07 per share, as compared to income from continuing operations of $2.0 million, or $0.08 per diluted share, for the second quarter of 2008. Third quarter 2008 results included pre-tax cost alignment charges of $1.3 million, or $0.03 per share, relating to the consolidation of certain branch offices and the reduction of staffing levels.

"During the quarter, we took a number of actions to better align our costs, which when coupled with the effects of the challenging economic environment, led to a loss for the period," commented Michael J. Lavington, Chairman and Chief Executive Officer. "We remain confident that our ongoing efforts to increase our operating efficiency will strengthen our financial position and enhance our competitiveness in the marketplace."

Client Portfolio

Gevity ended the third quarter of 2008 with 104,300 client employees, which compares to 107,700 client employees at the end of the second quarter of 2008. For the third quarter, the Company continued its selling momentum by generating a 29% sequential increase in quarterly sales production over the second quarter. Additionally, the number of client-initiated terminations declined for the third consecutive quarter. The increased sales volume and lower client-initiated terminations were more than offset by a higher level of client employee attrition, which was principally driven by economic-related conditions and seasonality among existing clients.

"We are pleased with our progress in sales production levels during the quarter in light of the current market conditions," continued Mr. Lavington. "The improvements made to our health insurance offerings combined with a consistent and active training program have resulted in a more productive sales force, and we expect further advancements into the fourth quarter. Building on our selling efforts is particularly important to help mitigate the effects of the increased economic-related attrition we are experiencing within our client base."

Third Quarter Results

Gevity reported gross profit of $34.3 million for the third quarter of 2008, as compared to gross profit of $37.9 million for the second quarter of 2008. While the Company continued to experience favorable trends in workers' compensation claims developments, Gevity recognized a ratably smaller reduction in prior years' workers' compensation loss estimates during the 2008 third quarter, as compared to the 2008 second quarter. In total, the workers' compensation program generated $7 million in gross profit for the third quarter of 2008, as compared to $11 million in gross profit for the second quarter of 2008. The sequentially lower level of gross profit was also attributed, in part, to reduced professional service fees, as a consequence of fewer client employees.

Operating expenses totaled $34.8 million in the third quarter of 2008, as compared to $35.0 million in the second quarter of 2008. Included in operating expenses for the 2008 third quarter were the previously mentioned cost alignment charges of $1.3 million, which compare to $1.8 million of similar expenses in the second quarter of 2008. Additionally, as a result of the current economic environment, bad debt expenses increased $0.8 million from $0.1 million in the 2008 second quarter to $0.9 million in the 2008 third quarter.

Mr. Lavington concluded, "Our commitment to effective sales efforts and exceptional client service levels is generating positive results. Additionally, we are focused on strengthening the financial position of the Company, as recently demonstrated by the third quarter return of $33.1 million of excess workers' compensation collateral from AIG Commercial Insurance and continuing actions to realign our overhead cost base."

Discontinued Operations

As previously announced, Gevity exited the non co-employed market during the second quarter of 2008 in order to rededicate full Company resources to its core PEO business. The results of operations and other wind-down costs attributable to Gevity's exit from the non co-employed business are reported within discontinued operations in the Company's condensed consolidated statement of operations included in this news release.

Strategic Discussions

Gevity announced on July 30, 2008, that, in response to inquiries from, and contact with, several third parties regarding possible strategic transactions, its Board of Directors authorized the Company's management to initiate a formal process to evaluate potential strategic alternatives and to seek proposals from potentially interested parties. These strategic discussions are ongoing. The Company emphasizes that there can be no assurance, however, that the exploration of possible strategic transactions, including a business combination, will result in any transaction.

Third Quarter Conference Call

Management will discuss the Company's third quarter 2008 operating results during a live conference call today, November 5, 2008, at 10:00 a.m. Eastern Time. To participate in the call, dial (866) 550-6338, then ask for the Gevity conference call and provide the following pass code: 4471710. To access a live webcast or replay of the call, visit the 'Investor Relations' section of gevity.com.

About Gevity

As a leading provider of HR solutions, Gevity helps small businesses nationwide maximize performance through its world-class HR expertise and services -- including payroll, benefits, administrative processing, risk management, policies and procedures, new hire support, performance management, and employee development and retention. For more information, visit gevity.com.

(Unaudited financial statements and related tables are included below)

A copy of this news release is also available from the Company's Web site at gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company's actual results to differ materially from forward-looking statements contained in, or implied by, this news release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. Such statements are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company's guidance, including the challenges to achieve its growth strategy, obtaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company's dependence on technology services, the adequacy of the Company's insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company's acquisition strategy and its ability to successfully assimilate acquired entities, the Company's dependence on third-party technology licenses, the Company's dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company's quarterly results, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from the Company's co-employment relationship with its clients, credit risks associated with the Company's large clients, short- termination provisions in the Company's professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company's geographic market concentration, collateral requirements of the Company's insurance programs, the ability of AIG, parent company of AIG Commercial Insurance, to continue as a going concern, regulatory compliance, the ultimate impact of the current economic crisis, the liquidity of the financial markets, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an "employer" under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance Company. These and other factors are described in the Company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                   GEVITY HR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           ($ in thousands, except share and per share data)

                                 (Unaudited)           (Unaudited)
                                For the Three         For the Nine
                                Months Ended          Months Ended
                                September 30,         September 30,
                             -------------------   -------------------
                               2008       2007       2008       2007
                             --------   --------   --------   --------

 Revenues                    $125,077   $145,515   $395,431   $455,577
 Cost of services (exclusive
  of depreciation and
  amortization shown below)    90,785    101,399    288,979    319,904
                             --------   --------   --------   --------

 Gross profit                  34,292     44,116    106,452    135,673
                             --------   --------   --------   --------
 Operating expenses:
  Salaries, wages and
   commissions                 18,552     20,768     56,089     62,493
  Other general and
   administrative              12,170     13,918     36,000     42,846
  Depreciation and
   amortization                 4,093      3,898     11,971     11,431
                             --------   --------   --------   --------
    Total operating expenses   34,815     38,584    104,060    116,770
                             --------   --------   --------   --------

 Operating (loss) income         (523)     5,532      2,392     18,903
 Interest expense, net           (708)      (809)    (1,760)    (1,473)
 Other income (expense), net       25          3        (10)       (20)
                             --------   --------   --------   --------
 (Loss) income from
  continuing operations
  before income taxes          (1,206)     4,726        622     17,410
 Income tax provision             566      1,517        710      5,953
                             --------   --------   --------   --------
 (Loss) income from
  continuing operations        (1,772)     3,209        (88)    11,457
 Loss from discontinued
  operations, net of tax         (179)      (755)    (3,290)    (1,799)
                             --------   --------   --------   --------
 Net (loss) income           $ (1,951)  $  2,454   $ (3,378)  $  9,658
                             ========   ========   ========   ========

 (Loss) income from
  continuing operations per
  common share - diluted     $  (0.07)  $   0.13         --   $   0.47
 Loss from discontinued
  operations per common
  share - diluted               (0.01)     (0.03)     (0.14)     (0.07)
                             --------   --------   --------   --------
 Net (loss) income per
  common share - diluted     $  (0.08)  $   0.10   $  (0.14)  $   0.40
                             ========   ========   ========   ========

 Weighted average common
  shares outstanding -
  diluted                      23,595     23,769     23,341     24,450
                             ========   ========   ========   ========

                    GEVITY HR, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                            ($ in thousands)

                                                (Unaudited) (Unaudited)
                                                  Sept. 30,   Dec. 31,
                                                    2008        2007
                                                  --------    --------
                      ASSETS

 Current assets:
  Cash and cash equivalents                       $ 12,466    $  9,950
  Marketable securities - restricted                 4,810       6,102
  Accounts receivable, net                         124,948     130,209
  Short-term workers' compensation receivable,
   net                                              23,996      16,950
  Other current assets                              12,627      14,515
                                                  --------    --------
    Total current assets                           178,847     177,726
 Property and equipment, net                        20,015      22,176
 Long-term marketable securities - restricted        4,025       3,934
 Long-term workers' compensation receivable,
  net                                               96,900     105,321
 Intangible assets, net                              3,989      11,386
 Goodwill and other assets                          20,198      21,368
                                                  --------    --------
    Total assets                                  $323,974    $341,911
                                                  ========    ========

      LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes               $131,423    $151,105
  Accrued insurance premiums and health reserves    11,913      13,557
  Customer deposits and prepayments                 13,139      13,581
  Deferred tax liability, net                        5,434      11,674
  Accounts payable and other accrued liabilities     9,489      13,977
                                                  --------    --------
    Total current liabilities                      171,398     203,894
 Revolving credit facility                          32,500      17,367
 Other long-term liabilities                         4,862       5,088
                                                  --------    --------
    Total liabilities                              208,760     226,349
 Total shareholders' equity                        115,214     115,562
                                                  --------    --------
    Total liabilities and shareholders' equity    $323,974    $341,911
                                                  ========    ========

                   GEVITY HR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           ($ in thousands)

                                                      (Unaudited)
                                                      For the Nine
                                                      Months Ended
                                                      September 30,
                                                  --------------------
                                                    2008        2007
                                                  --------    --------

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                               $ (3,378)   $  9,658
  Adjustments to reconcile net (loss) income to
   net cash (used in) provided by operating
   activities:
    Depreciation and amortization                   12,219      12,101
    Impairment loss                                    532          --
    Deferred tax benefit, net                       (5,328)     (9,073)
    Stock-based compensation                         1,305       1,918
    Excess tax benefit from share-based
     arrangements                                   (1,307)       (313)
    Provision for bad debts                          1,682       1,262
    Other                                               49          23
    Changes in operating working capital           (18,251)     (5,881)
                                                  --------    --------
     Net cash (used in) provided by operating
      activities                                   (12,477)      9,695
                                                  --------    --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities and
   certificates of deposit                            (199)     (1,708)
  Proceeds from sale of marketable securities        1,400          --
  Capital expenditures                              (1,928)     (5,156)
  Business acquisition                                  --      (9,495)
                                                  --------    --------
     Net cash used in investing activities            (727)    (16,359)
                                                  --------    --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving credit
   facility                                         15,133      20,467
  Capital lease payments                              (327)         --
  Proceeds from exercise of stock options            4,042         974
  Excess tax benefit from share-based
   arrangements                                      1,307         313
  Dividends paid                                    (4,435)     (6,526)
  Purchase of treasury stock                            --     (30,290)
                                                  --------    --------
     Net cash provided by (used in) financing
      activities                                    15,720     (15,062)
                                                  --------    --------

 Net increase (decrease) in cash
  and cash equivalents                               2,516     (21,726)
 Cash and cash equivalents - beginning of
  period                                             9,950      36,291
                                                  --------    --------
 Cash and cash equivalents - end of period        $ 12,466    $ 14,565
                                                  ========    ========

                   GEVITY HR, INC. AND SUBSIDIARIES
               STATISTICAL DATA - CONTINUING OPERATIONS
                              (unaudited)

                                             Gevity Edge
                                         ------------------
                                             3rd Quarter     Percentage
                                           2008       2007     Change
                                         --------  --------   -------

 Client employees at period end           104,278   118,728    -12.2%
 Clients at period end(1)                   5,983     7,020    -14.8%
 Average number of client employees/
   clients at period end                       17        17       0.0%
 Average number of client employees
  paid(2)                                  95,717   113,146    -15.4%
 Annualized professional service fees
  per average number of client employees
  paid(3),(4)                            $  1,166  $  1,249     -6.6%
 Annualized total gross profit per
  average number of client employees
  paid(3)                                $  1,433  $  1,560     -8.1%
 Annualized operating (loss) income per
  average number of client employees
  paid(3)                                $    (22) $    196   -111.2%

 (1) Client accounts as measured by individual client FEIN.

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid.

 (4) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                             3rd Quarter
                                           2008       2007
                                         --------   --------
 Revenues:
  Professional service fees              $ 27,898   $ 35,337
  Employee health and welfare benefits     79,489     85,763
  Workers' compensation                    14,967     21,064
  State unemployment taxes and other        2,723      3,351
                                         -------------------
  Total revenues                         $125,077   $145,515
                                         ===================

                   GEVITY HR, INC. AND SUBSIDIARIES
               STATISTICAL DATA - CONTINUING OPERATIONS
                              (unaudited)

                                             Gevity Edge
                                          ------------------
                                          First Nine Months  Percentage
                                            2008     2007      Change
                                          --------  --------   ------

 Client employees at period end            104,278   118,728   -12.2%
 Clients at period end(1)                    5,983     7,020   -14.8%
 Average number of client employees/
  clients at period end                         17        17     0.0%
 Average number of client employees
  paid(2)                                   98,044   114,826   -14.6%
 Annualized professional service fees
  per average number of client employees
  paid(3),(4)                             $  1,177  $  1,255    -6.2%
 Annualized total gross profit per
  average number of client employees
  paid(3)                                 $  1,448  $  1,575    -8.1%
 Annualized operating income per average
  number of client employees paid(3)      $     33  $    219   -84.9%

 (1) Client accounts as measured by individual client FEIN.

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual year-to-date amounts which have been annualized (divided by 9 and multiplied by 12) and then divided by the average number of client employees paid.

 (4) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                             First Nine Months
                                             2008        2007
                                           --------    --------
 Revenues:
  Professional service fees                $ 86,529    $108,115
  Employee health and welfare benefits      244,278     261,853
  Workers' compensation                      46,056      63,562
  State unemployment taxes and other         18,568      22,047
                                           --------------------
  Total revenues                           $395,431    $455,577
                                           ====================

CONTACT:  Gevity HR, Inc.
          Patrick C. Lee, Director, Investor and Media Relations
          1.800.2GEVITY (1.800.243.8489), x3301
          patrick.lee@gevity.com